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                                                                   EXHIBIT 1.3



                           MADISON GAS AND ELECTRIC COMPANY

                                 ____________ SHARES
                                     COMMON STOCK

                                UNDERWRITING AGREEMENT



                                                            ____________, 1998


Underwriters
Addresses

Dear Sirs:

          Madison Gas and Electric Company, a Wisconsin corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters"), for whom you are acting as representatives ("Representatives"), _____________ shares of the common stock, $1 par value, of the Company (the "Firm Shares").

          The Company also proposes to issue and sell to the several Underwriters not more than an additional ______ shares of its common stock, $1 par value (the "Additional Shares"), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of the common stock, $1 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-_____) for the registration of certain securities, including the Shares, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC. As used in this Agreement, (i) "Registration Statement" means such registration statement, as



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amended or supplemented to the date hereof; (ii) "Preliminary Prospectus"
means each prospectus (including all documents incorporated therein by reference) specifically relating to the Shares included in the Registration Statement before it became effective under the 1933 Act, including any prospectus filed with the SEC pursuant to Rule 424(a) of the 1933 Act Regulations; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) specifically relating to the Shares included in the Registration Statement; and (iv) "Prospectus" means the Basic Prospectus together with any prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the Shares, as filed with, or mailed for filing to, the SEC pursuant to paragraph Rule 424(b) of the 1933 Act Regulations.

SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a)  The Company represents and warrants to each Underwriter as follows:

          (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Wisconsin with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is not required to be qualified as a foreign corporation to transact business in any other jurisdiction.

         (ii) SUBSIDIARIES. The Company has no significant subsidiaries, as "significant subsidiary" is defined in Rule 405 of the 1933 Act Regulations.

         (iii) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement complied, and on the date hereof complies, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective did not, on the date hereof does not, and at all times during the period specified in
     Section 3(k) hereof will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and at all times during the period specified in Section 3(K) will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that

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     the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

        (iv) INCORPORATED DOCUMENTS. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the Securities Exchange Act of 1934 ("1934 Act") and the rules and regulations promulgated thereunder ("1934 Act Regulations"), and, when read together with the other information in the Prospectus, did not and will at all times during the period specified in Section 3(k) hereof not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) ACCOUNTANTS. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

         (vi) FINANCIAL STATEMENTS. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

        (vii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. This Agreement has been duly authorized and, upon execution and delivery by the Representatives on behalf of the Underwriters, will be a valid and binding agreement of the Company.

       (viii) The authorized capital stock of the Company conforms to the description thereof contained in the Prospectus.

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        (ix)   The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, except to the extent that they are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law.

         (x) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, except to the extent that they are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law, and the issuance of the Shares will not be subject to any preemptive rights.

        (xi) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business.

        (xii) NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the Articles of Incorporation or By-laws, as restated or amended, of the Company or any law, administrative regulation or administrative or court order or decree.

         (xiii) REGULATORY APPROVALS. The Company has made all necessary filings and obtained all necessary consents, orders or approvals from the Federal Energy Regulatory Commission ("FERC") and the Public Service Commission of Wisconsin ("PSCW") in connection with the issuance and sale of the Shares, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities ("Blue Sky") laws.

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     (b)  ADDITIONAL CERTIFICATIONS.  Any certificate signed by any director or officer of the Company and delivered to the Representatives shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

SECTION 2.     PURCHASE AND SALE OF SHARES.

     (a) FIRM SHARES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, for $_____ per Share ("Purchase Price"), the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.

     (b) ADDITIONAL SHARES. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to ________ Additional Shares for the Purchase Price per Share. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustment to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     (c) The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $______ per Share (the "Public Offering Price," which term includes such price as it may be changed from time to time by the Representatives) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $__ per Share under the Public Offering Price, and that any Underwriter may allow, and such dealers may allow, a concession, not in excess of $_____ per Share, to any Underwriter or to certain other dealers.

     (d) PAYMENT FOR FIRM SHARES. Payment for the Firm Shares shall be made by certified or official bank check or checks payable

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to the order of the Company in New York Clearing House funds at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 A.M., local time, on _________, __, or at such other time on the same or such other date, not later than __________, __, as shall be designated in writing by the Representatives and the Company. The time and date of each such payment are hereinafter referred to as the "Closing Date".

     (e) PAYMENT FOR ADDITIONAL SHARES. Payment for any Additional Shares shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to), not later than _____, as shall be designated in a written notice from the Representatives to the Company of their determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, as shall be designated in writing by the Representatives and the Company. The time and date of such payment are hereinafter referred to as the "Option Closing Date". The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

     (f) CERTIFICATES. Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters.

SECTION 3.     COVENANTS OF THE COMPANY.

     The Company covenants with the Underwriters as follows:

     (a) RULE 424(B) FILING. Promptly following execution of this Agreement, to cause the Prospectus, including as part thereof a prospectus supplement relating to the Shares, to be filed with, or mailed for filing to, the SEC pursuant to Rule 424(b)(2) and (3) under the 1933 Act and the Company will promptly advise the Underwriters when such filing or mailing has been made. Prior to such filing or mailing, the Company will cooperate with the Underwriters in the preparation of such supplement to the

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Prospectus to assure that the Underwriters have no reasonable objection to the form or content thereof when filed or mailed.

     (b) FERC OR PSCW ACTION. To advise the Representatives promptly of any additional action by the FERC or PSCW pertaining to the Shares.

     (c) COPIES OF 1933 ACT DOCUMENTS. To furnish promptly to each Representative and to counsel for the Underwriters one signed copy of the Registration Statement as originally filed and each amendment thereto filed prior to the date hereof and relating to the Shares, and a copy of the Prospectus filed with the SEC, including all documents incorporated therein by reference and all consents and exhibits filed therewith.

     (d) CONFORMED COPIES. To deliver promptly to the Representatives such reasonable number of the following documents as the Representatives may request: (i) conformed copies of the Registration Statement (excluding exhibits other than this Agreement), (ii) the Prospectus and (iii) any documents incorporated by reference in the Prospectus.

     (e) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. If at any time during the period specified in Section 3(k) any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a Share purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f) NOTICES TO REPRESENTATIVES. To advise the Representatives promptly during the period specified in Section 3(k), (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request or proposed request by the SEC for an amendment or supplement to the Registration Statement, to the Prospectus, to any document incorporated by reference in any of the foregoing or for any

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additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order directed to the Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement (insofar as the Registration Statement relates to or covers the Shares) or the Prospectus, which causes the Registration Statement or the Prospectus to omit to state therein a material fact necessary to make the statements therein not misleading or which requires the making of a change in the Registration Statement or the Prospectus in order to make any material statement therein not misleading.

     (g) STOP ORDER. If, during the period specified in Section 3(k), the SEC shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

     (h) EARNINGS STATEMENT. As soon as practicable, to make generally available to its security holders and to deliver to the Representatives an earnings statement, conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations, covering a period of at least twelve months beginning after the effective date of the Registration Statement as defined in Rule 158(c) of the 1933 Act Regulations.

     (i) SHAREHOLDER AND OTHER REPORTS. During the period of five years hereafter, to furnish to the Representatives, (i) as soon as available, a copy of each report of the Company mailed to its shareholders or report filed by the Company with the SEC and (ii) from time to time such other information concerning the Company as the Representatives may reasonably request.

     (j) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Representatives, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for the period specified in Section 3(k); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as

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may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (k) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (l) STAND-OFF AGREEMENT. The Company will not, without the prior written consent of the Representatives, offer or sell, or enter into any agreement to sell, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, for a period of 30 days after the date of the initial public offering of the Shares, other than (i) the Shares to be sold hereunder and (ii) any actions taken under its Investors Plus Plan.

     (m) COSTS. To pay all costs incident to the authorization, issuance, sale and delivery of the Shares; the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and the Prospectus and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of the documents and any amendments and exhibits thereto required to be filed by the Company under the 1934 Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs of printing this Agreement; the listing of the Shares on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market; the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in subsection (j) of this Section and of preparing and printing a Blue Sky Memorandum, (including fees of counsel to the Underwriters not to exceed $_____ in the aggregate); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; PROVIDED that, except as provided in this Section 3(m),the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

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     (n)  To use reasonable efforts to maintain the inclusion of the Common
Stock in the NASDAQ National Market (or on a national securities exchange) for a period of five years after the date hereof.

SECTION 4.     CONDITIONS OF OBLIGATIONS.

     The several obligations of the Underwriters under this Agreement with respect to the Shares are subject to the accuracy, on the date hereof, on the Closing Date and on the Option Closing Date, of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and to each of the following additional terms and conditions applicable to the Shares:

     (a) NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with and there shall be no material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business.

     (b) LEGAL MATTERS. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the form of the Registration Statement, the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to _________________, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters (it being understood that such counsel shall not be required to pass on any financial statements, financial data, statistical data and supporting schedules included in the Prospectus).

     (c) OPINION OF COMPANY COUNSEL. Stafford, Rosenbaum, Rieser & Hansen, counsel to the Company, shall have furnished to the Representatives a letter addressed to the Underwriters and dated the Closing Date stating their opinion to the effect that:
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          (i)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin, with corporate authority to own and operate its properties, and valid franchises, licenses and permits adequate for the conduct of its business, as described in the Prospectus;

          (ii) this Agreement has been duly authorized, executed and delivered by the Company;

          (iii) the certificates for the Shares are in due and proper form; the issue and sale of the Shares by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action;

          (iv) the Shares conform as to legal matters with the statements concerning them made in the Prospectus, and such statements accurately set forth the matters respecting the Shares required to be set forth in the Prospectus;

          (v) the Shares have been duly authorized and, when issued and delivered to the Underwriters pursuant to this Agreement against payment of the Purchase Price per Share therefore, will be validly issued, fully paid and non-assessable, except to the extent that they are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law, and the issuance of the Shares will not be subject to any preemptive rights.

          (vi) the order of the PSCW referred to in Section 1(a)(x) hereof pertaining to the Shares have been duly entered and, to the best of the knowledge of such counsel, are still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is necessary with respect to the issue and sale of the Shares as contemplated by this Agreement;

          (vii) the Registration Statement has become effective under the 1933 Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act;

          (viii) the Registration Statement and the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the 1933 Act

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     and the 1933 Act Regulations (except that such counsel need express no opinion as to the financial statements, financial data, statistical data or supporting schedules contained therein);

          (ix) such counsel does not know of any legal or governmental proceeding required to be described in the Prospectus which is not described as required, or of any contract or document of a character required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described, incorporated or filed as required;

          (x) neither the execution and delivery of this Agreement nor the issuance and sale of the Shares in accordance with the terms of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will conflict with, violate or result in a breach of any law, any administrative regulation or any court decree known to such counsel to be applicable to the Company, conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or the By-laws, as restated or amended, of the Company or of any material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder;

          (xi) the documents referred to in Section 1(a)(v) hereof, as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations (except that such counsel do not need to express any opinion as to the financial statements, financial data, statistical data or supporting schedules contained therein);

          (xii) the statements made in the Prospectus which are stated therein to have been made on the authority of such counsel have been reviewed by them and, as to matters of law and legal conclusion, are correct; and

          (xiii) except as set forth in the Prospectus, to the best knowledge of such counsel there are no pending or threatened legal or administrative proceedings to which the Company is a party or in which any of its property is the subject wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or the validity or enforceability against the Company of this Agreement;

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and such letter shall additionally state that nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief), at the time it became effective or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief), at the time it was first filed with the SEC pursuant to Rule 424(b) under the 1933 Act or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) OPINION OF COMPANY SPECIAL COUNSEL. Sidley & Austin, special counsel to the Company, shall have furnished to the Representatives a letter addressed to the Underwriters and dated the Closing Date stating in their opinion substantially to the effect set forth in clauses (ii), (iii), (iv), (v), (vi),
(vii) and (viii) of paragraph (c) of this Section 4 and to the further effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin, with corporate authority to own and operate its properties as described in the Prospectus; and

          (ii) neither the execution and delivery of this Agreement nor the issuance and sale of the Shares in accordance with the terms of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will conflict with, violate or result in a breach of any of the terms, conditions or provisions of Articles of Incorporation or By-laws, as restated or amended, of the Company, or of any material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder;

and such letter shall additionally state that nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief), at

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the time it became effective or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which they do not need to express any belief) as at the time it was first filed with the SEC pursuant to Rule 424(b) under the 1933 Act or at the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     For the purpose of rendering the foregoing opinions, Sidley & Austin may rely exclusively upon the opinion Stafford, Rosenbaum, Rieser & Hansen, counsel for the Company, delivered to you pursuant to paragraph (c) of this Section 4 as to the organization of the Company and as to all other matters of Wisconsin law and upon the factual representations made in this Agreement and upon certificates of officers of the Company and public officials.

     (e) OFFICERS' CERTIFICATE. The Company shall have furnished to the Representatives a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Company in Section 1 hereof are true and correct as of the date hereof; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 4(a), 4(h), 4(i)and 4(j) hereof have been fulfilled.

     (f) COMFORT LETTER. The Representatives shall have received a letter from PricewaterhouseCoopers LLP dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that:

          (i) They are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;

          (ii) In their opinion, the financial statements and supporting schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations;

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the common shareholders' equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions (e.g. inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Representatives and the Company; and

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

     (g) OPINION OF UNDERWRITERS' COUNSEL. Jones, Day, Reavis & Pogue, Chicago, Illinois, as counsel for the Underwriters, shall have furnished to the Representatives on the Closing Date such opinions with respect to the validity of the Shares and with respect to the Registration Statement, the Prospectus, and other related matters as the Representatives may reasonably require.

     (h) FERC AND PSCW ORDERS. The order of the PSCW referred to in Section 1(a)(x) hereof shall be in full force and effect and no proceedings to suspend the effectiveness of either such order shall be pending or threatened.

     (i) NO MATERIAL ADVERSE CHANGE. Subsequent to the date of the most recent financial statements incorporated by reference in the Prospectus, there shall have been no material adverse change in the condition (financial or otherwise), of the Company, whether or not arising in the ordinary course of business, except as set forth in the Registration Statement and the Prospectus, including the documents incorporated by reference therein, as of the effective date of this Agreement.

     (j) OTHER DOCUMENTS. Counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Shares as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and to counsel to the Underwriters.

     If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(h) hereof, the provisions concerning payment of expenses under Section 3(m) hereof, the indemnity and contribution agreement set forth in Section 6 hereof, the provisions concerning the payment of expenses in
Section 8 hereof and the provisions set forth under "Parties" of Section 12 hereof shall remain in effect.

SECTION 5.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.

     The obligations of the Company to sell and deliver the Shares are subject to the following conditions precedent:

          (a) NO STOP ORDER. At or before the date hereof, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the SEC and no challenge shall have been made by the SEC to the accuracy or adequacy of any document incorporated by reference in the Prospectus; any request of the SEC for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

          (b)  PSCW ORDERS.  The order of the PSCW referred to in Section
     (1)(a)(x) hereof shall be in full force and effect and no proceeding to suspend the effectiveness of either such order shall be pending or threatened.

In case any of the conditions specified above in this Section 5 shall not have been fulfilled on the date hereof, this Agreement may be terminated by the Company by delivering written notice of termination to the Representatives. Any such termination shall be without liability of any party to any other party except to the extent provided in Section 3(m), and Section 6 hereof.

SECTION 6.  INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including, subject to Section 6(c) hereof, the fees and disbursements of counsel) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendment or supplement thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) is provided to the Underwriter but was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

     (b) INDEMNIFICATION OF THE COMPANY. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) counsel for the indemnified party concludes that the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

     (d) CONTRIBUTION. If the indemnification provided for in this Section is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the sale to or through each Agent of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that in no case shall any Agent be responsible for any amount in excess of the total underwriting discounts and commission received by such Agent in connection with the sale of the Notes to or through such Agent. The relative benefits received by the Company on the one hand and each Agent on the other in connection with the sale of the Notes shall be deemed to be in the same proportion as the total commissions and underwriting discounts received by such Agent to the date of such liability bear to the total sales price from the sale of Notes to or through such Agent to the date of such liability. The relative fault of the Company on the one hand and of each Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of 1933 Act, shall have the same rights to contribution as the Company.

SECTION 7.     TERMINATION.

     The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved or any other substantial national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange or in the NASDAQ National Market, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if there shall have come to the attention of the Representatives any facts that would cause the Representatives to believe that the

Prospectus, at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the Closing Date, not misleading.

SECTION 8.     PAYMENT OF EXPENSES IN CERTAIN CIRCUMSTANCES.

     If the purchase of the Shares by the Underwriters is not consummated for any reason other than a default by one or more of the Underwriters, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3(m) hereof, the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect, and the Company will reimburse the Representatives for the reasonable out-of-pocket expenses of the Underwriters, not exceeding $10,000, and for the fee and disbursements of Jones, Day, Reavis & Pogue, Chicago, Illinois, the Underwriters agreeing to pay such expenses, fee and disbursements in any other event. In no event will the Company be liable to any of the Underwriters for damages on account of loss of anticipated profits.

SECTION 9.     DEFAULT BY UNDERWRITERS.

     If one or more of the Underwriters shall fail at the Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the amount of Defaulted Shares does not exceed 10% of the amount of the Shares, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the amount of Defaulted Shares exceeds 10% of the amount of the Shares, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 10.    NOTICES.

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Madison Gas and Electric Company
          133 South Blair Street
          Madison, Wisconsin  53703
          Attention: Treasurer
          Fax:  608-252-1540

     If to the Representatives:















or at such other address as such party or parties may designate from time to time by notice duly given in accordance with the terms of this Section 10.

SECTION 11.    GOVERNING LAW.

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York. Any suit, action or proceeding brought by the Company against the Underwriters in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 12.    PARTIES.

     This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in
Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the several Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              MADISON GAS AND ELECTRIC COMPANY


                              By:
                                 ---------------------------
                                  Name:
                                  Title:

Accepted:


Names of Representatives



By:
    ---------------------------------
     Name:
     Title:


On behalf of each of the Underwriters

                                      SCHEDULE I





NAME                          ADDRESS             NUMBER OF SHARES
----                          -------             ----------------


